Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
Niv Zecler
Ofer Argov
David Osborne
Gil Oren
Ronit Amir Yaniv
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Adam Spruch

Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Micki Shapira
Eran Zach
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Yael Hoefler
Sagi Schiff
Netanella Treistman
Daniel Damboritz
Yulia Lazbin
Joshua Lieberman

Eyal Aichel
Roy Masuri
Avi Anouchi
Sivan Gilron Dotan
Tomer Bar-Nathan
Edan Regev
Michal Sagmon
Hila Rot
Neta Goshen
Chen Lanir
Daphna Livneh
Tamar Gilboa
Adi Samuel
Rachel Cohen
Alona Toledano
Elad Offek
Yuval Shamir
Liat Pillersdorf
Lihi Katzenelson
Inbar Hakimian-Nahari
Shahar Uziely
Yehudit Biton
Gitit Ramot-Adler
Omri Schnaider
Shiran Sofer
Rinat Michael
Adi Attar
Daniella Milner
Amos Oseasohn
Guy Kortany
Ofir Paz
Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann
Roni Osborne

Ortal Zanzuri
Roey Sasson
Shir Eshkol
Moshe Medved
Lior Sofer
Nir Rodnizky
Noam Shochat
Noa Slavin
Michael Horowitz
Guy Fatal
Shani Lorch
Itamar Cohen
Shai Margalit
Yonatan Whitefield
Moshe Lankry
Nir Kamhi
Shira Teger
Rachel Lerman
Ravid Saar
Sophie Blackston
Elad Morgenstern
Ron Ashkenazi
Sara Haber
Carmel Nudler
Shmuel Brill
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan
Liad Kalderon
Nataly Damary
Shiran Glitman
Dani Weissberg
Lareine Khoury
Nohar Hadar
Shirley Youseri

Nitzan Kahana
Tali Har-Oz
Niv Blacher
Tal Alon
Ohad  Sarusi
Mor Ido
Nechemia Englman
Tomer Tako
Natalie Korenfeld
Moshe Pasker
Mazi Ohayon
Nitzan Fisher-Conforti
Victoria Savu
Derora Tropp
Hila Amiel
Chaim Cohen
Shine Shaham
Michal Mor
Daniel Siso
Maytal Spivak
Avraham Schoen
Elan Loshinsky
Ariel Even
Noah Zivan
Josh Hauser
Eitan Cohen
Itai Guttel
Dor Brown
Dror Kanarik Sarig
Artium Gorelik
Maor Alev
Tamar Drori
Vered Glaubach
Yair Taitelbaum
Gilad Lindenfeld
Gabi Priel

Regina Pevzner
Sophy Litvin
Igal Lavi
Maor Layani
Areen Nashef
Tal Slabbaert
David Chesterman
Noam Kolt
Stav Ben Hamo
Ido Zahavi
Guy Yarom
Ben Nachshon
Danielle Berkowicz
Inbar Rosenthal
Hadar Stein
Dan Shimon
Lital Gamniel
Matan Zigel
Avital Salzman
Aharon Topper
Rotem Cohen
Idan Adar

Gidon Weinstock Of Counsel
Roy Keidar Of Counsel
Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | December 31, 2020

BioLineRx Ltd.
2 Hamayan Street
Modi’in Technology Park
Modi’in 7177871
Israel

Dear Sir and Madam,

We have acted as Israeli counsel for BioLineRx Ltd., an Israeli corporation (“BioLine”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), of its Registration Statement on Form F-3 (the “Registration Statement”). The Registration Statement relates to the sale from time to time of (i) ordinary shares, par value NIS 0.10 per share, of BioLine (the “Ordinary Shares”), (ii) American Depositary Shares (“ADSs”), representing Ordinary Shares; (iii) debt securities (the “Debt Securities”), which may be issued pursuant to an indenture, dated as of August 9, 2012 executed by BioLine and The Bank of New York Mellon, as trustee (the “Indenture”), (iv) subscription rights (“Subscription Rights”), (v) warrants (the “Warrants”) to purchase ADSs of Bioline, which will be issued under one or more warrant agreements (each a “Warrant Agreement”) between BioLine and a warrant agent (the “Warrant Agent”); and (vi) units (the “Units”) consisting of two or more Warrants, Debt Securities, Ordinary Shares, ADSs, or any combination of such securities, which will be issued under one or more unit agreements (each a “Unit Agreement”) between BioLine and a unit agent (the “Unit Agent”). The ADS’s, Ordinary Shares, Debt Securities, Subscription Rights, Warrants and Units are collectively referred herein as the “Offered Securities.”

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For purposes of the opinions hereinafter expressed, we have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of BioLine and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.  In making our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (3) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the Indenture will have been duly authorized, executed and delivered by each of BioLine and the Trustee; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by each of BioLine and the Warrant Agent; (3) at the time of execution, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by each of BioLine and the Unit Agent; and (4) at the time of the issuance and sale of any of the Offered Securities, the terms of the Offered Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon BioLine and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over BioLine.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.   With respect to the Ordinary Shares, including Ordinary Shares underlying ADSs, Warrants or Units, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Offered Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2.   With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities in accordance with the Indenture upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the Indenture, such Debt Securities will constitute valid and legally binding obligations of BioLine, enforceable against BioLine in accordance with their terms.

3.   With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Standby Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4,  With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of BioLine, enforceable against BioLine in accordance with their terms.

5.   With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Offered Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Offered Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Indenture, in the case of Debt Securities and (ii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

6.   Under the laws of Israel, the designation of the law of the State of New York to apply to the Indenture, the Warrant Agreement and the Unit Agreement will be binding upon BioLine and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel subject to the existence of special circumstances or considerations, and as more fully set forth in the Registration Statement, and subject generally to the discretion of the Israeli court ruling on the matter.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a) We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

b) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus, which forms a part of the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

This opinion is being delivered to you for your information in connection with the above matter and addresses matters only as of the date hereof.

Very truly yours,
/s/Yigal Arnon & Co
Yigal Arnon & Co.